                                        AGREEMENT

         THIS AGREEMENT (the "Agreement") dated as of June 1, 1995, is entered into by and among NATIONAL SECURITIES CORPORATION, a Washington corporation ("National"), JOSEPH STUART ("Stuart"), and G.R. STUART & COMPANY, INC., a Massachusetts corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, National desires to obtain from the Company, and the Company desires to transfer to National, all of the Company's existing customer accounts listed on Schedule 1 ("Customer Accounts"), attached hereto and made a part hereof;

         WHEREAS, National desires to retain the services of all or substantially all of the Company's brokers/independent sales representatives, and the Company desires to assist National in retaining the services of all or substantially all of the Company's brokers/independent sales representatives listed on Schedule 2 ("Representatives"), attached hereto and made a part hereof; and

         WHEREAS, Stuart is a shareholder of the Company, and in consideration for National's agreements herein, Stuart is willing to assist National in consummating the transactions herein and to give National the covenants set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, National, Stuart and the Company hereby agree as follows:

                             STATEMENT OF AGREEMENT

         1. RECITALS. The aforementioned recitals are incorporated into and made a part of this Agreement.


         2. ACQUISITION OF CUSTOMER ACCOUNTS, AND REPRESENTATIVES. At the Closing (as hereinafter defined):

                 a. The Company shall transfer and/or cause the transfer of all of the Customer Accounts free and clear of any and all unsecured debit balances to National.

                 b. At National's direction, the Company will terminate or assign to National the registered representative/agent agreements of, and National shall have the absolute right and option to obtain the services of, any or all of the Representatives as National shall, in its sole and absolute discretion, determine. In that regard, National shall effectuate the clearing of trading functions of the Representatives customers through the Company's present clearing firm, Bear, Stearns & Co. ("BSC") for a period only as long as reasonably necessary as determined by National.

                 c. The Company shall assist National in (i) causing the transfer of all of the Customer Accounts to National;
                          (ii) terminating any of the Representatives, assigning to National the registered representative/agent agreements of any Representatives, or attempting to cause any of the Representatives to become and/or remain representatives of National on a going forward basis, as National shall determine in its sole discretion; and (iii) in the transfers of the clearing function firm BSC to National, all as expeditiously as possible.

                 d. No assets, tangible or intangible, of the Company will be purchased by National, unless specifically described herein.

                 e. Except as specifically agreed to herein, National shall not assume, or in any way become liable for, any liabilities or obligations of the Company of any kind or nature, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, whether disclosed or undisclosed, or arising out of events, transactions, or facts which shall have occurred, arisen or existed on or prior to the date hereof, or at any time thereafter, which liabilities and obligations, if ever in existence, shall continue to be liabilities and obligations of the Company. Specifically, but without limiting the foregoing, National shall not assume, or be liable for any accounts payable and accrued liabilities of the Company whether accrued in the ordinary course of the Company's business or otherwise; debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of the Company or Stuart contained in this Agreement or in any statement or certificate delivered to National by or on behalf of the Company; contingent liabilities of the Company of any kind arising or existing on or prior to the date hereof or thereafter, including, but not limited to claims, proceedings or causes of actions which are currently or hereafter become, the subject of claims, assertions, litigation or arbitration; debts, obligations or liabilities of the Company whether absolute, accrued, contingent or otherwise, for federal and state income taxes, all taxes relating to any real property, all franchise taxes of the Company, and any other taxes of the Company; any liability or obligation of the Company arising out of any wrongful or unlawful violation or infringement of any proprietary right of any person or entity; any liabilities or obligations in respect of the borrowing of money or issuance of any note, bond, indenture, loan, credit agreement





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
                          or other evidence of indebtedness or direct or indirect guarantee or assumption of indebtedness, liabilities or obligations of others, whether or not disclosed in this Agreement or otherwise of the Company; and debts, expenses, obligations or liabilities of the Company arising out of any claim, action, suit or proceeding pending as of the date hereof or arising out of or relating to matters or events occurring on or prior to the date hereof or at anytime thereafter. The Company agrees to satisfy all of its liabilities in an expeditious manner.


         3. PURCHASE PRICE. The purchase price ("Purchase Price") to be paid shall be as follows:

                 a. A cash payment in the amount of $100,000.00 will be made to the Company at the Closing ("Cash Payment).

                 b. Up to 150,000 shares of the common stock, $0.02 par value of National ("Shares") will be issued as follows, subject to reduction or set-off as described in this Agreement:

                          (i) 30,000 Shares shall be issued to the Company on the first anniversary date of the Closing Date.

                          (ii) 30,000 Shares shall be issued to the Company on June 30, 1996, provided, that, the gross revenues generated (a) by the Representatives joining National, and (b) by any new representatives joining National that were introduced to National by the Company and/or any individual who is as of the Closing Date an officer, director, shareholder, employee, agent and/or Representative of the Company as of the Closing Date (referred to as a "Referral Source") shall equal or exceed $3 million dollars during the period commencing from the Closing Date and ending on the first anniversary of the Closing Date ("First Year Gross Revenues").

                          (iii) 40,000 Shares shall be issued to the Company on June 30, 1997, provided, that, the gross revenues generated (a) by the Representatives joining National and (b) by any new representatives joining National introduced to National by a Referral Source shall equal or exceed $5 million dollars during the period commencing on the day after the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date.





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
                          (iv) National will grant Stuart an option to purchase 50,000 Shares at a exercise price of $5.00 per share ("Option"), provided that the aggregate gross revenues generated (a) by the Representatives joining National and (b) by any new representatives joining National introduced to National by a Referral Source equal or exceed $13 million within four (4) years from the Closing Date. The Option will be issued at the time this condition precedent is satisfied.

                 c. Subject to paragraph 8 hereof, it is expressly understood by the Company that the Shares and Option will not be registered at the present time.

                 d. National's payment of the Purchase Price is contingent on the Company's seventeen (17) Representatives listed on Schedule 3, attached hereto and made a part hereof ("Top Representatives"), agreement to become registered representatives of National within the thirty (30) day period from the Closing Date and to remain as registered representatives of National for at least six (6) months after joining National. In this connection, the Company will receive credits ("Credits") to be applied against the Cash Payment made by National at the Closing equal to (a) Five Thousand Eight Hundred Eighty-Two Dollars and 35/100 ($5,832.35) for each Top Representative that agrees to become a registered representative of National within the thirty (30) day period from the Closing and remains a registered representative of National for at least six (6) months after joining National, and (b) seven percent (7%) of the amount by which the First Year Gross Revenues exceed Three Million Nine Hundred Forty-Two Thousand Eight Hundred Fifty-Seven Dollars ($3,942,857.00). In the event the aggregate Credits are less than the Cash Payment made by National at the Closing ("Credit Shortfall"), the total Shares to be issued by National to the Company or Stuart will be reduced accordingly. The Share reduction will equal that number of Shares when multiplied by $5.00 per share equals the Credit Shortfall. In the event the aggregate Credits equal or exceed the Cash Payment, National will not have the right to reduce the total Shares to be issued hereunder except as otherwise provided in this Agreement.

                 e. In the event the First Year Gross Revenues are less than $3,942,857.00 ("Revenue Shortfall"), National will receive a refund of the Purchase Price equal to seven percent (7%) of the amount of the First Year Gross Revenue Shortfall. Any such refund will be satisfied by reducing the number of Shares to be issued hereunder. The Share reduction





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
                          will equal that number of Shares when multiplied by $5.00 per share equals the refund amount.


         4.      LEASE FOR EXISTING PREMISES OF THE COMPANY.

                 a. National hereby agrees from and after the Closing Date and for a period not to exceed twelve (12) months from the Closing Date to sublease from the Company the premises located at 100 Main Street, Maynard, Massachusetts ("Premises") and the furniture, fixtures and equipment under the terms and provisions of the Company's existing lease dated May 25, 1993 ("Lease"); provided that National receives written confirmation within the sixty (60) day period from the Closing Date that not less than twenty (20) of the Representatives agree to become registered representatives of National. The aggregate gross rent shall not exceed $276,000 ($23,000 per month). The sublease shall be subject to the terms and conditions of the sublease agreement attached hereto asExhibit "A".

                 b. It is expressly understood that if National elects to close the office at the Premises following the Closing, that Stuart shall use his best efforts to list for immediate sale the real estate where the Premises are located, at a price reasonably related to the fair market value of such real estate and/or sublet, in whole or in part, the Premises, and National shall be entitled to a credit against the foregoing obligation. In that regard, Stuart shall immediately inform and transmit to National any and all bona fide offers to sell the real estate and/or sublet the Premises. In that regard, it is expressly understood by and between the parties that National shall be entitled to a credit for the "net effective rent" of any sublease calculated over the term from the commencement date of such sublease if it occurs during the period within one (1) year following the Closing taking into account any amortization of any free or reduced rent during the initial month or months of such sublease.


         5. THE CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall occur as soon as practicable, and all parties shall use their best efforts to achieve the Closing on June 5, 1995, but in no event shall the Closing be later than June 15, 1995, unless the parties hereto mutually agree to an extension of such date. The date on which the Closing occurs is referred to herein as the "Closing Date".





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
         6.      DELIVERIES AT CLOSING.

                 6.1      At the Closing, National shall deliver to the
                          Company:

                          a.      the Cash Payment, and

                          b.      an executed Sublease Agreement.


                 6.2      At the Closing, the Company shall deliver to
                          National:

                          a. evidence that the Customer Accounts are being transferred to National free and clear of all unsecured debit balances;

                          b. an assignment or termination of those registered representative/agent agreements of Representatives, as National may decide in its sole discretion;

                          c. certified copies of the Company's Articles of Incorporation and By-Laws, together with any amendments thereto, certified board and shareholder resolutions authorizing the Agreement and the transactions contemplated herein, and current Certificates of Good Standing for the Company from each jurisdiction in which the Company is licensed or qualified to transact business; and

                          d. termination of the Company's clearing agreement with BSC.


         7. CONDUCT OF BUSINESS. From and after the date hereof and until the Closing Date, the Company shall use its best efforts to preserve and maintain its assets and shall conduct its business only in the normal and ordinary course. The Company shall not, among other things, without the consent of National, do any of the following:

                 a. enter into any transactions outside the ordinary course of business;

                 b. enter into, assume or become bound or obligated by any agreement, contract or commitment or extend or modify the terms of any presently existing agreement which (i) involves the payment of greater than $25,000 per annum or which extends for more than one year, (ii) increases the compensation or benefits of any employee of the Company except in the ordinary course of business and consistent with past practice but in no event shall the compensation of Joseph Stuart, Greg Stuart, Mark McClosky or Alan Sales be increased in any manner whatsoever, (iii) involves any payment or obligation to any affiliate of





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
                          the Company, or (iv) involves the sale of any material assets of the Company;

                 c. establish any new or modify any existing employee benefit or compensation plan; and

                 d. declare or pay any dividend or make any distribution of assets to its shareholders or pay any bonuses or make any other extraordinary payments to its officers, directors or employees.


         8. REGISTRATION OF SHARES OF COMMON STOCK. National will use its best efforts to register the Shares or Option, as the case may be, owned by the Company and/or Stuart under the Securities Act of 1933, as amended, and any applicable state securities laws within twelve months after the date of issuance. It is further intended that the costs of these efforts will be borne by National.


         9. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS. Except as required by applicable law, no party hereto shall disclose or permit their respective officers, representatives, agents or employees to discuss the existence or terms of this Agreement to any third party without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld. The parties hereto will mutually agree in advance on the form, timing and contents of announcement and disclosures regarding the proposed transaction.


         10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STUART AND THE COMPANY. Stuart and the Company, jointly and severally, represent, warrant and covenant to National as follows:

                 10.1 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Massachusetts, has the power and authority to own and operate its properties and to conduct its business, all as such properties are now owned and operated and such business is conducted, and is qualified to do business as a foreign corporation in any and all states where non-qualification would have a materially adverse affect on the Company. Neither Stuart nor the Company has any investment or ownership whatsoever in any other corporation, association, partnership, subsidiary, joint venture or other entity which is in a related or similar business to that of the Company. The Company owns no subsidiaries.

                 10.2 The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary board and shareholder action on the part of the Company. This Agreement has been duly executed and delivered by





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
         the Company, and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. No stockholder or director of the Company dissented with respect to the vote authorizing and approving this Agreement and the transactions contemplated hereby.

                 10.3 At least three (3) days before the Closing, the Company will furnish National with true and complete copies of, or make available to its counsel for inspection, (a) the Company's Articles of Incorporation and By-laws, together with any and all amendments thereto, (b) all minutes of meetings and records of actions of the directors and shareholders of the Company, (c) all records of issuance and transfers of the capital stock of the Company, and (d) copies of all Customer Account information and of all signed registered representative/agent agreements with the Representatives. Further, attached hereto, asSchedule 1 and Schedule 2, is a complete and current list showing all Customer Accounts, and the names of each Representative, respectively. Except as set forth on Schedule 2, Stuart and the Company represent and warrant that each of said Representatives may be terminated at any time upon immediate notice, and in the event of such termination no severance pay or other cost or expense relating to such termination shall in any way become due and owing.

                 10.4 Since January 1, 1990, the Company has filed all required forms, reports, statements and documents with the Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD") and the Boston Stock Exchange ("BSE"), all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act of 1934 (the "Exchange Act") and any other applicable regulations and rules (referred to herein as the "Reports"). As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) included in the Reports are true, complete and correct and were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report of independent certified public accountants for the Company), and present fairly the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year end audit adjustments, none of which either singly or in the aggregate are material or would have a material adverse effect on the Company.

                 10.5 Since January 1, 1990, the Company has not suffered any material adverse change or conducted its business or operations other than in the ordinary and usual course of business and consistent with past practice.





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
                 10.6 Except for applicable requirements of the NASD, the Exchange Act and other requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is known to be necessary for the consummation by the Company of the transactions contemplated by this Agreement.

                 10.7 The Company is duly registered as a broker/dealer with the SEC under the Exchange Act and as a broker or dealer under the securities laws of each state in the United States, the District of Columbia and Puerto Rico. The Company is a member firm in good standing of the NASD and the BSE.

                 10.8 Since January 1, 1990, the Company has conducted its business in compliance in all material respects with all laws and governmental regulations and with all applicable regulations and rules of the NASD and the BSE, and no claims or notices of noncompliance have been received and no non-routine inquiries or investigations have been conducted.

                 10.9 The Company conducts its trading activities in substantial compliance with applicable statutes, rules and regulations including the Securities Act, the Exchange Act, the NASD rules and regulations, the BSE rules and regulations, or any other applicable statute, rule, regulation, or by-laws of any governmental entity or regulatory body, and in the usual and ordinary course of business of the Company in accordance with past practices and general industry standards.

                 10.10 The Company does not have on file with the SEC, NASD, or any other regulatory body any notice of capital inadequacy under Rule 17(a)(i), Rule 17(a)(5) or any other applicable statute, rule, regulation or by laws of any governmental entity or regulatory body except as noted on the Company's audited financial statements.

                 10.11 Since January 1, 1990, neither the Company nor any officer or director of the Company nor any other person directly or indirectly affiliated with the Company, including Representatives, is disqualified, for any period of time, from acting as, or from being associated or affiliated with, a member of any securities exchange or securities clearing organization, a registered broker/dealer under the Exchange Act or a member of a national securities association.

                 10.12 The Company's FOCUS II Report Form for the three months ended March 31, 1995, which has been delivered to National, is true and correct in all material respects.

                 10.13 The Company has heretofore furnished the Purchaser with an audited balance sheet for the Company as of December 31, 1994, the income statement for the twelve-month period then ended, the unaudited income statements of the Company for the periods ended January 31, 1995, February 28, 1995, and March 31,





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
         1995, and the unaudited balance sheet of the Company as of March 31, 1995 (together the "Financial Statements"). The Company has good and marketable title to all property and assets reflected as the Company assets on the Financial Statements, free and clear of all rights of others, except liens and liabilities reflected on the Financial Statements, or otherwise disclosed herein. The Company has no liabilities, contingent or otherwise, including, without limitation, liabilities for taxes due or to become due, accrued vacation pay and employment retirement plans and contracts, except as (a) reflected as the Company liabilities on the Financial Statements and not heretofore discharged, (b) incurred in the normal course of the Company's business since March 31, 1995, none of which is materially adverse. The Financial Statements are true and correct, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly and accurately present the financial position of the Company as of the points in time referred to in the Financial Statements, and the results of its operations for the periods then ended.

                 10.14 There is no litigation, arbitration proceeding, or governmental, regulatory or administrative proceeding, order, decree, investigation, review, claim or complaint pending, outstanding, or, to the best knowledge of Stuart and the Company, threatened against or with respect to Stuart or the Company, or their respective business, operations or affairs, or their respective rights, properties, assets or liabilities; and, to the best knowledge of Stuart and the Company, there is no basis for any such litigation, proceeding, order, decree, investigation, review, claim or complaint except as noted on Schedule 4, attached hereto and made a part hereof.

                 10.15 The Company has heretofore furnished the Purchaser with a true and complete schedule (a copy of which is attached hereto as Schedule 5) listing any and all agreements, contracts, leases, commitments, guarantees, arrangements and plans to which the Company is a party or is subject or bound and is existing, which individually involve payments to or by the Company in excess of two thousand dollars ($2,000.00) in any twelve (12) month period including those with the Company's Representatives. The Company is not in breach of, nor in default under, any of the existing agreements, contracts, leases, commitments and arrangements listed on Schedule 5, and, to the best knowledge of Stuart and the Company, no other party to such existing agreements, contracts, leases, commitments and arrangements is in breach thereof or in default thereunder; and all existing agreements, contracts, leases and arrangements listed on Schedule 5 are valid and subsisting and in full force and effect in accordance with their terms. The Company will furnish to National prior to the Closing, a copy of each of such documents (or a description thereof if the arrangement or agreement is oral).

                 10.16 Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will result in any breach of, or change or modification in, or require any consent, waiver, authorization





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
         or approval under, or constitute a default under, any agreement or result in the creation or imposition of any lien, pledge, mortgage, security interest, claim, charge, encumbrance, assessment or other adverse interest upon any of the rights, properties or assets, of Stuart or the Company.

                 10.17 The Company is not in default in the payment of the principal (or premium, if any) of, or interest on, any note, debenture, bond or other indebtedness, nor is in default under, or in breach or violation of, its Articles of Incorporation or By-laws or, to the extent that it may have a materially adverse effect on its financial condition, operations, properties or assets, any contract, agreement, commitment, guarantee, arrangement or plan to which it is a party or by which it may be subject or bound; and the business and affairs of the Company is not presently being, and has not heretofore been, carried on or conducted in violation of any law, ordinance, rule, regulation, order, judgment or decree, the violation of which might have a material adverse effect on its financial condition, operations, properties or assets.

                 10.18 As of the date hereof and to and including the Closing, the Company is a tenant of the Premises pursuant to the Lease. The Company is not a party to any lease, sublease, and there are no contracts, agreements, leases, subleases, options or commitments, oral or written, affecting the Lease. The Company has been in peaceable possession of the Premises covered by the Lease.
         The Company has delivered to National accurate, correct and complete copies of the Lease, real estate tax assessment, existing insurance policies, title reports, surveys, physical inspections, environmental audits and similar reports in the Company's possession for the Premises. At or prior to the Closing, the Company shall deliver to National any consents or approvals of any parties required in connection with this transaction with respect to the sublease of the Premises. As of the Closing the heating, ventilating, air conditioning, mechanical, electrical, plumbing, septic systems and all other systems and fixtures located on or which are a part of the Premises were each in good operating condition and repair.

                 10.19 The Company conducts it business in accordance with any and all patents, trademarks, trade names or copyrights of the Company. No operation or activity of the Company has resulted or, if conducted in accordance with the past practices of the Company, will result, in any suit, alleging the Company has infringed any patent, trademark, trade name or copyright of any other person or entity.

                 10.20 The Company maintains insurance with responsible carriers on its equipment, properties and other assets, and upon its business and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by corporations engaged in the same or similar businesses in adequate amounts. The Company maintains in effect all insurance required to be carried by it by law or by any contract to which it is a party.





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
                 10.21 The Company has duly filed and submitted any and all tax returns and reports required to be filed or submitted, and has paid in full any and all taxes, assessments, fees, penalties and charges upon it, or in respect of its properties, assets, income or franchises, which are due and payable. No controversy is pending or, threatened in respect of additional taxes, assessments, fees, penalties or charges upon the Company in respect of any of their respective properties, assets, income or franchises. The Company has not been audited with respect to its federal income tax returns or with respect to its State or municipal income tax returns.

                 10.22 Without in any way limiting the warranties, representations, covenants and agreements made by Stuart and the Company in this Agreement, no warranty, representation, covenant or agreement made by Stuart or the Company in this Agreement, no financial statement, financial data or other information contained in any certificate, document or instrument furnished, or to be furnished to National pursuant to this Agreement or in connection with any of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements included herein or therein not misleading.

                 10.23

                          a. The Company has no liability which would have a material adverse effect on the business or assets of the Company (contingent or otherwise and whether as a result of the actions of the Company or the actions of others) under, and is presently in compliance with, all federal, state and local environmental laws, regulations, ordinances, and other requirements relating to the storage, spilling, release, discharge, management, control, and reporting of pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil, petroleum, products, and other materials which may pose a risk to human health or the environment.

                          b. Neither the Company nor any other person for whose conduct the Company is or may be held responsible, has received any notice related to or connected with the operation of the business of the Company or the Company's assets:

                                  (i)      of a violation of any federal,
                          state, or local environmental law, regulation, ordinance, or other requirement which has not been cured or which had a material adverse effect on the Company's business; or

                                  (ii)     of any suit, action, claim,
                          liability (contingent or otherwise), or legal, administrative, or other proceeding concerning environmental conditions or matters which has not been cured or which had a material adverse effect on the Company's business.


         11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF NATIONAL. National represents, warrants and covenants to the Company as follows:

                 11.1 National is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                 11.2 The execution and delivery of this Agreement and the performance by National of National's obligations hereunder has been duly authorized by National's Board of Directors. This Agreement constitutes the legal, valid and binding obligations of National enforceable against National in accordance with its terms (subject, as to the enforcement of remedies to bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies). Neither the execution and delivery of this Agreement nor the performance by National of National's obligations hereunder will result in any violation of its Articles of Incorporation and do not constitute a default under or a violation of or give rise to a power to cancel any material commitment, agreement, order, award, judgment, decree or regulation or any other instrument to which National is a party or by which National or its property is bound or is subject.


         12. CLOSING CONDITIONS FOR THE BENEFIT OF NATIONAL AND THE COMPANY. National's and the Company's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing, of the following conditions:

                 12.1 The satisfaction of any applicable federal, state or National Association of Securities Dealers ("NASD") filing or licensing requirements and the receipt of any applicable approvals which are required in connection with the proposed transactions.

         13. CLOSING CONDITIONS FOR THE BENEFIT OF NATIONAL. National's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions (compliance with any of which National may waive):

                 13.1 The representations and warranties of Stuart, and the Company contained herein or otherwise made in writing by or on behalf of Stuart, or the Company pursuant hereto shall be true when made and on and as of the Closing with the same force and effect as though made on and as of the Closing; and as of the Closing, Stuart, and the Company shall have performed and complied with all covenants, agreements and conditions required to be performed and complied with by Stuart, and the Company prior to or on the Closing.

                 13.2 The execution of employment or independent sales representative agreements between National and each of Greg Stuart, Mark McClosky and Alan Sales upon terms mutually agreed to between such parties.

                 13.3 The execution of the Sublease Agreement attached hereto as Exhibit "A."

                 13.4     The assignment of all Customer Accounts to National.

                 13.5 The termination of the Company's clearing agreement with BSC.

                 13.6 The assignment to National of the Company's rights, title and interest to the registered representative/agent agreements with the Representatives.


         14. CLOSING CONDITIONS FOR THE BENEFIT OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions (compliance with any of which may be waived):

                 14.1 The representations and warranties of National contained herein or otherwise made in writing by or on behalf of National pursuant hereto shall be true when made and on and as of the Closing with the same force and effect as though made on and as of the Closing; and as of the Closing, the Purchaser shall have performed and complied with all the covenants, agreements and conditions required to be performed and complied with by it prior to or on the Closing.

         15. CONTINUING OBLIGATIONS. Following the Closing, the Company and Stuart agree to provide National, or its representatives, with access during normal business hours to the books and records of the Company, and to carry out their duties hereunder as required. The Company agrees not to destroy any of the books and records of the Company without giving National reasonable prior notice of its intent to do so and an opportunity to take possession, or make abstracts, of such books and records.

         16.     RESTRICTIVE COVENANTS.

                 16.1 Non-Competition/Non-Solicitation. Stuart and the Company, jointly and severally, covenant and agree that for a period of five (5) years after the Closing Date (the "Non-Competition Period"), Stuart or the Company, individually or collectively, will not own, manage, or operate any registered broker/dealer as a proprietor, partner, shareholder, director or officer anywhere within the United States of America, including its territories and possessions. During the Non-Competition Period, Stuart or the Company, individually or collectively, shall not directly or indirectly recruit, solicit or otherwise induce any officer, employee or broker/independent sales representative of National, or any Representative, or any representative that was referred to National by any Referral Source, to discontinue such relationship with National.

                 16.2 Confidentiality of Trade Secrets and Other Materials. Other than in the performance of Stuart's or the Company's duties hereunder, Stuart and the Company, jointly and severally, agree, to hold in confidence and not to disclose, at any time, to any person, or entity, or use or otherwise exploit for his or its own benefit or the benefit of any person or entity, any confidential or proprietary information of National, including, without limitation, Customer Accounts, customer and vendor lists, brokers/independent sales representative lists, financial statements and information, trade secrets or marketing arrangements and plans, any information concerning the business affairs, the Representatives list, or similar information of National. Any technique, method, process, technology or customer compilation of list used by National shall be considered a "trade secret" for purposes of this Agreement.

                 16.3 Non-Circumvention. Stuart and the Company, jointly and severally, agree, not in any way to circumvent or interfere with the Customer Accounts, Representatives or any representative that joins National that was referred to National by a Referral Source, or with any transactions that National may have with any person or entity.

                 16.4 Specific Performance. Stuart and the Company, jointly and severally, agree, that any violation of this section of the Agreement would be highly injurious to National and would cause irreparable harm to National. By reason of the foregoing, Stuart and the Company, jointly and severally, consent and agree that if Stuart or the Company, jointly or severally, violate any provision of this Section, National shall be entitled, in addition to any rights or remedies that it may have, including monetary damages, to apply to any court of competent jurisdiction for specific performance or injunctive or other relief in order to enforce or prevent any continuing violation of the provisions of this section.

         17. STUART'S AND THE COMPANY'S INDEMNIFICATIONS. The Company and Stuart covenant and agree with National that they, jointly and severally, shall reimburse and indemnify and hold National harmless from, against and in respect of the following:

                 a. Any and all damage, loss, liability, claim or deficiency incurred by National resulting from, or which exists or arises due to, any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made by the Company or Stuart herein or any nonfulfillment of any covenant or agreement of the Company or Stuart under this Agreement, or from any untruth, material inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by the Company or Stuart in this Agreement, the Schedules or any other written statement, list, certificate or other instrument furnished to National by or on behalf of the Company or Stuart pursuant to this Agreement;

                 b. Any liability or obligation of or claim against National of any nature, whether accrued, absolute, contingent or otherwise, of the Company's and (i) arising or to be performed on or prior to the date hereof, or (ii) arising or to be performed after the date hereof (whether known or unknown to the Company, Stuart or National);

                 c. Any taxes of the Company's of any kind whatsoever, or expenses, interest or penalties relating thereto and are imposed under any law, ordinance, statute, rule or regulation;

                 d. Any attempt (whether or not successful) by any person to cause or require National to pay or discharge any debt, obligation, liability or commitment of either of the Company or Stuart not assumed by National pursuant to this Agreement;

                 e. Any claim, damage, liability and expense incurred by National, arising from or in connection with or related to any of the Company's employee benefit plans (including, but not limited to, any termination or discontinuance thereof);

                 f. Any and all damage, loss, liability, claim or deficiency incurred by National arising from a Representative's registered representative/agent agreement or a Customer Account prior to the assignment of such agreement or account to National;

                 g. Any liability or obligation of or claim against National relating to the termination by National and/or the Company of any Representative's registered representative/agent agreement assigned to National; and

                 h. Any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by National resulting from the circumstances described in paragraphs a. through g. above. In addition, National shall have a right of set-off against the Purchase Price to be delivered hereunder.


         18. NATIONAL'S INDEMNIFICATION. National shall indemnify and hold harmless the Company, its successors and assigns from and against any and all claims, liabilities, obligations, damages, losses, costs and expenses whatsoever (including reasonable attorneys' fees and disbursements) arising out of or resulting from the non-performance of duties and obligations for which National is responsible under this Agreement and any violation by National of its representations, warranties, covenants and agreements contained in this Agreement or any instrument delivered pursuant hereto.

         19. METHOD OF ASSERTING CLAIMS. The party seeking indemnity hereunder ("Indemnitee") will give prompt written notice to the party providing indemnity ("Indemnitor") of any claim which it discovers or of which it receives notices after the date hereof and which might give rise to a claim by it against Indemnitor under this Agreement, stating the nature, basis and (to the extent known) amount thereof. In case of any claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which Indemnitor may have liability under the indemnity agreements contained in this Agreement, Indemnitor shall be entitled to participate therein, and, to the extent desired by it or them, to assume the defense thereof, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof, Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election. Indemnitee and Indemnitor will render to each other such assistance as may reasonably be required of each other in order to ensure proper and adequate defense of any such suit, claim or proceedings. Indemnitee will not make any settlement of any claim which might give rise to liability of an Indemnitor under the indemnity agreements contained in this Agreement without the written consent of Indemnitor, which consent shall not be unreasonably withheld, unless Indemnitor in the good faith exercise of its discretion, deems itself insecure with respect to Indemnitor's ability to pay the claim. If Indemnitor shall desire and be able to effect a bona fide compromise or settlement of any such suit, claim or proceedings and Indemnitee shall unreasonably refuse to consent to such compromise or settlement, then the Indemnitor's liability with respect to such suit, claim or proceeding shall be limited to the amount so offered in compromise or settlement together with all legal and other expenses which may have been incurred prior to the date on which Indemnitee has refused to consent to such compromise or settlement.


         20. TERMINATION PRIOR TO CLOSING. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the
Closing:

                 a.       by mutual consent of the parties hereto;

                 b. by the Company, if there has been a material misrepresentation or breach of warranty by National under this Agreement which shall not have been waived, or if the conditions specified in Sections 12 or 14 hereof have not been satisfied; or

                 c. by National, if there has been a material misrepresentation or breach of warranty by Stuart or the Company under this Agreement which shall not have been waived, or if the conditions specified in Sections 12 or 13 hereof have not been satisfied.


         21.     BROKERS.

                 21.1 The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold harmless National from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its agents, are responsible.

                 21.2 Stuart (i) represents and warrants that he has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold harmless National from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Stuart, or any of his agents, are responsible.

                 21.3 National (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which National, or any of its agents, are responsible.

         22. SURVIVAL. All statements contained in any certificate, instrument, schedule or document delivered by or on behalf of any of the parties at the Closing shall be deemed representations and warranties by such party or parties. Such representations and warranties and all representations, warranties and covenants made by the parties in this Agreement shall survive, except to the extent waived in writing, the Closing and the consummation of the transactions contemplated by this Agreement.


         23. ENTIRE AGREEMENT. This Agreement, including all Schedules and Exhibits attached hereto constitutes the entire agreement between the parties, and supersedes any prior and/or written agreements between the parties. All Schedules and Exhibits attached hereto are hereby incorporated into and made a part of this Agreement. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding unless in writing signed by the party against whom enforcement of any such amendment, modification, waiver, termination or cancellation is sought.


         24. NOTICES. Any notice or other communication required, permitted or desirable hereunder, shall be deemed sufficiently given if personally delivered, or if sent by facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         To Stuart:

             Joseph Stuart
             G.R. Stuart & Company, Inc.

             --------------------------------

             --------------------------------

         To the Company:                            Copy to:

             G.R. Stuart & Company, Inc.
                                                    -----------------------
             105 Main Street
                                                    -----------------------
             Maynard, Massachusetts 01754
                                                    -----------------------
             Attn:  Joseph Stuart
                                                    -----------------------


         To Purchaser:                              Copy to:

             National Securities Corporation        Norman S. Lynn, Esq.
             1001 Fourth Avenue                     Siegel, Lynn & Capitel, Ltd.
             Suite 2200                             60 Revere Drive, Suite 800
             Seattle, Washington 98154              Northbrook, IL 60062
             Attn:  Robert I. Kollack

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above. Any notice given in accordance with the above shall be deemed to have been given upon personal delivery if so delivered, upon receipt of confirmation if sent via facsimile transmission or on the third day after mailing if mailed, but if given otherwise than as set forth above, such notice shall be deemed to have been given when actually received.


         25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and shall not be assigned by any party without the written consent of the other party to this Agreement.


         26. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington, without respect to its conflicts of laws provisions.


         27. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the parties shall pay their own expenses incident to preparing for, entering into and carrying into effect this Agreement and for the consummation of said transactions.


         28. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


         29. COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.


         30. WAIVER. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

         31. AMBIGUITIES. Each party to this Agreement waives any common law or statutory presumption against the drafter of a document. The parties agree that they have each participated in the drafting of this Agreement. Each party acknowledges that they have had the opportunity to seek independent advice and counsel before executing this Agreement.



THIS AGREEMENT CONSISTS OF TWENTY-TWO (22) PAGES (INCLUDING THE SIGNATURE
PAGE), AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO.



                            ***SIGNATURE PAGE FOLLOWS***

--------------------------------------------------------------------------------

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

PURCHASER:

NATIONAL SECURITIES CORPORATION            STUART:



By:
   ------------------------------          -------------------------------------
                                           Joseph Stuart, individually
Its:
    -----------------------------


COMPANY:

G.R. STUART & COMPANY, INC.



By:
   ------------------------------

Its:
    -----------------------------

                                                                      EXHIBIT 11

                 NATIONAL SECURITIES CORPORATION AND SUBSIDIARY

                        COMPUTATION OF EARNINGS PER SHARE

                                     PRIMARY

                                                                     SEPTEMBER 29,   September 30,  September 24,
                                                                          1995           1994           1993
                                                                     -------------   -------------  -------------
Net income for primary earnings
    per share                                                           $257,000       $510,000       $680,000
                                                                        ========       ========       ========

Weighted average number of
    common shares outstanding
    during the year                                                      602,674        597,493        644,348

Add common equivalent shares
    upon exercise of stock options                                        33,432         26,923         10,306
                                                                        --------       --------       --------

Weighted average number of
    shares used in calculation
    of primary earnings per share                                        636,106        624,416        654,654
                                                                        ========       ========       ========

Primary earnings per share                                              $    .40       $    .82       $   1.04
                                                                        ========       ========       ========


                                  FULLY DILUTED
Weighted average number of
    shares used in calculating
    primary earnings per share                                           636,106        624,416        654,654

Add
    Additional shares issuable
        upon exercise of stock options                                         *              *         33,780
                                                                        --------       --------       --------

Weighted average number of
    shares used in calculation
    of fully diluted earnings per share                                  636,106        624,416        688,434
                                                                        ========       ========       ========

Fully diluted earnings per share                                        $    .40       $    .82       $    .99
                                                                        ========       ========       ========


*No effect given to common stock equivalents, as their effect would increase the income per share.